    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 1997


                                                      REGISTRATION NO. 333-31735
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                  TO FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              STEEL DYNAMICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              INDIANA                               3312                             35-1929476
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                              4500 COUNTY ROAD 59
                             BUTLER, INDIANA 46721
                                 (219) 868-8000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 KEITH E. BUSSE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              STEEL DYNAMICS, INC.
                              4500 COUNTY ROAD 59
                             BUTLER, INDIANA 46721
                                 (219) 868-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

               ROBERT S. WALTERS, ESQ.                                JOHN MORRISON, ESQ.
                  BARRETT & MCNAGNY                                   SHEARMAN & STERLING
                215 EAST BERRY STREET                                599 LEXINGTON AVENUE
              FORT WAYNE, INDIANA 46802                            NEW YORK, NEW YORK 10022
                   (219) 423-9551                                       (212) 848-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                  PROPOSED
                                                                   MAXIMUM                 AMOUNT OF
                  TITLE OF EACH CLASS OF                          AGGREGATE              REGISTRATION
               SECURITIES TO BE REGISTERED                    OFFERING PRICE(1)               FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..............................       $254,178,750            $77,023.86(2)
============================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
(2) Previously paid.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

    SEC registration fee......................................................  $ 77,024
    NASD filing fee...........................................................    25,918
    Nasdaq National Market listing fee........................................    17,500
    Printing and engraving expenses...........................................   200,000
    Blue Sky qualification fees and expenses..................................    12,000
    Legal fees and expenses...................................................   100,000
    Accounting fees and expenses..............................................   100,000
    Transfer Agent and Registrar fees.........................................     2,500
    Miscellaneous expenses and administrative costs...........................    65,058
                                                                                --------
              Total...........................................................  $600,000
                                                                                ========

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Chapter 37 of the Indiana Business Corporation Law ("BCL"),
Article IX of the Registrant's Amended and Restated Articles of Incorporation provides that the Company shall indemnify a director or officer against liability (which includes expenses and costs of defense) incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer of the Company (or, at the Company's request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit), so long as the individual's conduct was in good faith and with the reasonable belief (in connection with the individual's "official capacity") that the conduct was in the Company's best interests, or (in all other cases) that the conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to the Company's best interests. The Company may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the Company with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

     In all cases, whether in connection with advancement of expenses during a proceeding, or afterward, the Company may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by the Company's Board of Directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the Board of Directors or the committee, or by the stockholders (excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding). In the event that a person seeking indemnification believes that it has not been properly provided may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

     The Company may purchase and maintain insurance on behalf of a director, officer, employee, or agent of the Company, insuring that individual against liability arising from his or her status as a director, officer, employee, or agent, whether or not the Company would have the power to indemnify the individual against the same liability under Article IX. Article IX does not preclude the Company to provide indemnification in any other manner.

     Reference is hereby made to Section 9 of the Underwriting Agreement between the Company, the Selling Stockholders and the Underwriters, a form of which has been filed as Exhibit 1.1 to this Registration Statement, for a description of indemnification arrangements between the Company, the Selling Stockholders and the Underwriters.

     The indemnification provisions set forth in Article IX of the Amended and Restated Articles of Incorporation, as well as the authority vested in the Board of Directors by Chapter 37 of the BCL to grant indemnification beyond that which is described in Article IX, may be sufficiently broad to provide indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant issued and sold the following securities (without giving effect to the 28.06:1 stock split of the Registrant's Common Stock effected immediately prior to the Company's initial public offering in November 1996):

          1. At the time of incorporation in September 1993, Registrant issued and sold an aggregate of 150,000 shares of Common Stock to its founding stockholders Keith E. Busse, Mark D. Millett, and Richard P. Teets, Jr., at a purchase price of $0.30 per share, for an aggregate purchase price of $45,000, pursuant to restricted stock purchase agreements.

          2. In September 1993, Registrant issued and sold an aggregate of 20,000 shares of Common Stock to Steelink Co., of which Peter Brickfield, Esq., a consultant and advisor to the Company, is a partner, at a purchase price of $0.30 per share, for an aggregate purchase price of $6,000, pursuant to a restricted stock purchase agreement.

          3. In September 1993, Registrant issued and sold an aggregate of 308,820 shares of Common Stock to "seed money" accredited investors, at a purchase price of $2.20 per share, for an aggregate purchase price of $680,000. Heavy Metal, L.C. purchased $340,000, Keylock Investments Limited purchased $170,850, and Mazelina Anstalt purchased $169,150 (the latter two aggregating $340,000, the same as Heavy Metal, L.C.). All three were sophisticated, accredited investors. There was no formal stock purchase agreement for this initial transaction.

          4. On June 30, 1994, Registrant issued and sold an aggregate of 511,180 shares of Common Stock to accredited financial investors, for a total of $55,379,292. The purchasers consisted of Bain Capital Fund IV, L.P., Bain Capital Fund IV-B, L.P., BCIP Associates (Bain), and BCIP Trust Associates, L.P. (Bain), which together purchased 180,609 shares for $19,906,948, for a per share purchase price of $110.22; General Electric Capital Corporation, which purchased 180,610 shares for $19,906,948, for the same per share purchase price of $110.22 as Bain; J.H. Whitney & Co., which purchased 7,258 shares for $800,000 and Whitney 1990 Equity Fund, L.P., which purchased 29,033 shares for $3,200,000, for a per share purchase price of $110.22; Low Cost Limited Partnership, which purchased 5,000 shares for which it paid $551,104, a per share purchase price of the same $110.22; and Klans Associates, which purchased 907 shares for $100,000, for a per share purchase price of $110.25. In addition, Heavy Metal, L.C. purchased 61,173 shares for $6,742,157, for a per share purchase price of $90.61 and Keylock Investments Limited and Mazelina Anstalt purchased 46,590 shares, for which it paid $4,172,135, for a per share purchase price of $89.55. In total, 511,180 shares were purchased for $55,379,292, for a per share average purchase price of $108.34.

          5. On June 30, 1994, Registrant issued and sold $55,000,000 aggregate principal amount of senior subordinated promissory notes and warrants to purchase up to 58,511 shares of Common Stock at an exercise price of $.01 per share to Whitney Subordinated Debt Fund, General Electric Capital Corporation, Sumitomo Corporation of America, SDI Limited Partnership, Lincoln National Life Insurance Company, Lincoln National Income Fund, Inc. and LDI, Ltd. for an aggregate purchase price of $55,000,000.

          6. In connection with a June 30, 1994 credit agreement, Registrant issued warrants to purchase 5,333 shares of Common Stock at an exercise price of $75 per share to APT Holdings Corporation.

          7. On July 26, 1994, pursuant to an Employment Agreement of even date entered into between the Company and Tracy L. Shellabarger, the Company sold 10,000 of its shares of Common Stock to Mr. Shellabarger for a purchase price of $75.01 per share, for an aggregate purchase price of $750,100. Mr. Shellabarger paid cash of $100 and executed a promissory note for $750,000, with interest only payable at 7% percent per annum. Pursuant to the terms of the Employment Agreement, the principal amount of the promissory note was forgiven concurrently with the Company's initial public offering.

          8. On December 14, 1995 and March 11 and April 22, 1996, Registrant issued and sold an aggregate of 208,333 shares of Common Stock to Preussag Stahl, AG, a German steelmaker, and an accredited investor, at a purchase price of $240.00 per share, for an aggregate purchase price of $50 million, pursuant to a restricted stock purchase agreement.

          9. On September 10, 1996, pursuant to subscriptions made in December 1995 (and accepted by the Company in February 1996), the Company issued and sold an aggregate of 51,558 shares of Common Stock to existing stockholders or their affiliates, pursuant to exercise of their limited pre-emptive rights under a June 30, 1994 agreement between the Company's stockholders at that time, at a purchase price of $230.00 per share, for an aggregate purchase price of $11,858,400; and, as part of the same equity financing, issued and sold to Sumitomo Corporation (Japan) and Sumitomo Corporation of America, an accredited investor, pursuant to a commitment entered into in April 1996, an aggregate of 45,763 shares of Common Stock, at a purchase price of $295.00 per share, for an aggregate purchase price of $13,500,085, pursuant to a stock purchase agreement.

          10. On October 30, 1996, all of the outstanding warrants were converted into 63,844 shares of Common Stock for an aggregate price of $400,560.

     The issuances described in this Item 15 were deemed exempt from registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon Section 4(2) of the Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction were accredited investors, mostly institutional investors, and each represented its intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the stock certificates issued in each such transaction. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits: The following exhibits are filed as a part of this Registration Statement:


EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
-----------   ----------------------------------------------------------------------------------
    1.1       Form of Underwriting Agreement.
    3.1a      Amended and Restatement Articles of Incorporation of Steel Dynamics, Inc. Filed as
              Exhibit 3.1 to the Company's Registration Statement on Form S-1, SEC File No.
              333-12521, effective November 21, 1996 ("1996 Form S-1") and incorporated by reference herein.
    3.1b      Articles of Incorporation of Iron Dynamics, Inc. Filed as Exhibit 3.1b to the
              Registrant's 1996 Annual Report on Form 10-K, SEC File No. 0-21719 ("1996 Form
              10-K"), filed March 31, 1997, and incorporated by reference herein.
    3.2a      Bylaws of Steel Dynamics, Inc. Filed as Exhibit 3.2 to the Registrant's 1996 Form
              S-1 and incorporated by reference herein.
    5.1       Legal Opinion of Barrett & McNagny.
   10.1a      Amended and Restated Credit Agreement between Steel Dynamics, Inc. and Mellon
              Bank, N.A., et al., dated July 9, 1997.
   10.2       Loan Agreement between Indiana Development Finance Authority and Steel Dynamics,
              Inc. re Taxable Economic Development Revenue bonds, Trust Indenture between
              Indiana Development Finance Authority and NBD Bank, N.A., as Trustee re Loan
              Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc.
              Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.3       Contract for electric service between Steel Dynamics, Inc. and American Electric
              Power Company. Filed as the identically numbered exhibit to the Registrant's 1996
              Form S-1 and incorporated by reference herein.
   10.4       Industrial Gasses Supply Agreement Between Steel Dynamics, Inc. and Air Products
              and Chemicals, Inc. dated August 5, 1994. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.5       Interruptible Gas Supply Contract between Steel Dynamics, Inc. and Northern
              Indiana Trading Co. dated February 27, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.6       Gas Services Agreement between Steel Dynamics, Inc. and Northern Indiana Fuel &
              Light Company, Inc. dated April 3, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.7       Gas Services Agreement between Steel Dynamics, Inc. and Northern Indiana Trading
              Co. dated April 3, 1995. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.8       Gas Services Agreement between Steel Dynamics, Inc. and Crossroads Pipeline
              Company dated April 3, 1995. Filed as the identically numbered exhibit to the
              Company's 1996 Form S-1 and incorporated by reference herein.
   10.9       Panhandle Eastern Pipeline Agreement dated July 22, 1996. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.10      Natural Gas Purchase Agreement between Steel Dynamics, Inc. and PanEnergy Trading and Market Services, Inc. dated August 8, 1996. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.11      Agreement for Wastewater Services between the City of Butler, Indiana and Steel
              Dynamics, Inc. dated September 5, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.

EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
-----------   ----------------------------------------------------------------------------------
   10.12      Slag Processing Agreement between Steel Dynamics, Inc. and Butler Mill Service
              Company dated February 3, 1995. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.13      Agreement to provide Scrap Purchasing Services between Steel Dynamics, Inc. and
              OmniSource Corporation dated October 29, 1993. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.14      Purchasing Agreement between Steel Dynamics, Inc. and Heidtman Steel Products,
              Inc. dated October 29, 1993. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.15      Iron Carbide Off Take Agreement between Steel Dynamics, Inc. and Qualitech Steel
              Corporation dated June 29, 1996. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.16      Purchasing, Domestic Sales and Export Distribution Agreement between Steel
              Dynamics, Inc. and Preussag Stahl AG dated December 14, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.17      Reciprocal Patent and Technical Information Transfer and License Agreement between
              Steel Dynamics, Inc. and Preussag Stahl AG dated December 14, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.18      1994 Incentive Stock Option Agreement, as needed. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.19      1996 Incentive Stock Option Agreement. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.20      Employment Agreement between Steel Dynamics, Inc. and Keith Busse. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.21      Employment Agreement between Steel Dynamics, Inc. and Mark D. Millett. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.22      Employment Agreement between Steel Dynamics, Inc. and Richard P. Teets, Jr. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.23      1996 Officer and Manager Cash and Stock Bonus Plan. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.24      Employment Agreement between Steel Dynamics, Inc. and Tracy L. Shellabarger. Tracy
              L. Shellabarger Promissory Note and Stock Pledge Agreement. Filed as the
              identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.25      "Second Look" Export Distribution Agreement between Steel Dynamics, Inc. and
              Sumitomo Corporation of America. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.26      Sale of Excess Product Agreement between Iron Dynamics, Inc. and Sumitomo
              Corporation of America. Filed as the identically numbered exhibit to the
              Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.31      Registration Agreement dated June 30, 1994. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.32      Amendment No. 1 to Registration Agreement. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.33      Amendment No. 2 to Registration Agreement. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.

EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
-----------   ----------------------------------------------------------------------------------
   10.34      Amendment No. 3 to Registration Agreement. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.35      Stock Purchase Agreement with Preussag Stahl AG dated December 14, 1995. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.36      Stock Purchase Agreement with Sumitomo Corporation of America and Sumitomo
              Corporation dated September 10, 1996. Filed as the identically numbered exhibit to the Registrant's 1996 Form S-1 and incorporated by reference herein.
   10.37      Stock Purchase Agreement with Bain Capital, General Electric Capital Corporation,
              Heavy Metal, L.C., Keylock Investments Limited, Mazelina Anstalt, et. al. dated
              June 30, 1994. Filed as the identically numbered exhibit to the Registrant's 1996
              Form S-1 and incorporated by reference herein.
   10.38      Employment Agreement between Iron Dynamics, Inc. and Larry J. Lehtinen. Filed as
              Exhibit 10.38 to the Registrant's 1996 Form 10-K and incorporated by reference herein.
   10.39++    License Agreement between Iron Dynamics, Inc. and Sumitomo Corporation and
              Sumitomo Corporation, dated June 5, 1997.
   11.1       Statement re: Computation of Per Share Earnings.
   21.1       List of Registrant's Subsidiaries.
   23.1       Consent of Barrett & McNagny (included in Exhibit 5.1).
   23.2       Consent of Deloitte & Touche LLP.
   24.1       Power of Attorney (included in signature pages).
   27.1       Financial Data Schedule.


---------------

++ Confidential treatment has been requested for a portion of this document, which portion has been deleted in the filed copy of the exhibit. The confidential portion of this document has been filed separately with the Securities and Exchange Commission pursuant to a pending application for confidential treatment.


     (b) Financial Statement Schedules:

     All schedules are omitted because they are either not applicable or the required information is included in the consolidated financial statements or notes thereto.

ITEM 17  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the BCL, the Registrant's Amended and Restated Articles of Incorporation, or any other provision, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butler, Indiana, on this 13th day of August, 1997.


                                          STEEL DYNAMICS, INC.

                                          By: /s/ TRACY L. SHELLABARGER
                                            ------------------------------------
                                            Tracy L. Shellabarger
                                            Vice President and Chief Financial
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURES                               TITLE                      DATE
------------------------------------------  --------------------------------  -----------------
*                                           President & Chief Executive         August 13, 1997
------------------------------------------  Officer and Director (Principal
Keith E. Busse                              Executive Officer)
/s/ TRACY L. SHELLABARGER                   Vice President & Chief Financial    August 13, 1997
------------------------------------------  Officer and Director (Principal
Tracy L. Shellabarger                       Financial and Accounting
                                            Officer)

*                                           Vice President of Melting and       August 13, 1997
------------------------------------------  Casting and Director
Mark D. Millett

*                                           Vice President of Rolling and       August 13, 1997
------------------------------------------  Finishing and Director
Richard P. Teets, Jr.

                                            Director
------------------------------------------
Paul B. Edgerley

                                            Director
------------------------------------------
William D. Strittmatter

*                                           Director                            August 13, 1997
------------------------------------------
Leonard Rifkin

*                                           Director                            August 13, 1997
------------------------------------------
John C. Bates

                                            Director
------------------------------------------
William Laverack, Jr.

                                            Director
------------------------------------------
Jurgen Kolb


* By: /s/ TRACY L. SHELLABARGER
     --------------------------------------------------
     Tracy L. Shellabarger

     Attorney-in-Fact